ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20090801037-10
Filing Date and Time
11/09/2009 10:10 AM
Entity Number
E0606652009-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: selga INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Business Filings Incorporated
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75,000,000 Par value per share: $ ($0.001) Number of shares *without par value:*

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Olegs Petusko
Name

Street Address	City	State	Zip Code
3201 Henderson Mill Rd., Apt. 27d,	Atlanta	Georgia	30341

2)
Name

Street Address	City	State	Zip Code
,			

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:
To engage in any lawful act or activity for which a corporation may be organized under Chapter 78 of NRS.

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Business Filings Incorporated
Name

X [signature] Mark Williams, A.V.P.,
Incorporator Signature

Address	City	State	Zip Code
8040 Excelsior Drive, Suite 200	Madison	WI	53717

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] Mark Williams, A.V.P., Business Filings Incorporated
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

November 9, 2009
Date

This form must be accompanied by appropriate fees.